UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2018

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of November 2, 2018 (the “Effective Date”), Windtree Therapeutics, Inc. (the “Company”) entered into a Loan Agreement (“Loan Agreement”) with LPH Investments Ltd., a Cayman Islands company organized and existing under the laws of Cayman Islands (“LPH”), and an affiliate of Lee’s Pharmaceutical Holdings Limited. Under the Loan Agreement, LPH agreed to lend the Company $500,000 (the “Loan”) to support the Company’s operations while the Company seeks to complete a strategic transaction (as defined in the Loan Agreement, the “Strategic Transaction”). The Loan, which was funded in a single installment by wire transfer on November 2, 2018, will accrue interest at a rate of 6% per annum and will mature upon the earlier of (i) the closing date for the Strategic Transaction on terms defined in the Loan Agreement, or (ii) March 31, 2019. If the Company is unable to complete the Strategic Transaction for any reason, based on the Company’s resources currently available to it, it likely will have insufficient resources to repay the Loan and may be forced to curtail some or all of its activities, and, ultimately, may be compelled to cease operations.

The Company agreed to secure its obligations with respect to the Loan under a previously-executed Security Agreement with LPH (the “Security Agreement”) dated March 1, 2018, pursuant to which the Company had granted to LPH a security interest in substantially all of the Company’s assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference.

The foregoing descriptions of the Loan Agreement and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements. A copy of the Loan Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Security Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, which was filed with the SEC on March 5, 2018. The Loan Agreement is being filed, and the Security Agreement was filed, to provide investors and the Company’s stockholders with information regarding the terms thereof and in accordance with applicable rules and regulations of the Securities and Exchange Commission (“Commission”). Pursuant to the Loan Agreement and Security Agreement, each of the parties thereto made customary representations, warranties and covenants, which were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties since they were only made as of the dates of the Loan Agreement and Security Agreement. Information concerning the subject matter of such representations, warranties and covenants may change, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

Item 9.01.          Financial Statements and Exhibits.

(d)     Exhibits:

10.1	Loan Agreement between the Company and LPH Investments Ltd. effective as of November 2, 2018.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By: /s/ Craig Fraser
Name: Craig Fraser
Title: President and Chief Executive Officer

Date:     November 8, 2018

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